UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2007 (November 29, 2007)

GASTAR EXPLORATION LTD.
(Exact Name of Registrant as Specified in Its Charter)

ALBERTA, CANADA	001-32714	38-3324634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 LAMAR STREET, SUITE 1080
HOUSTON, TEXAS 77010
(Address of principal executive offices)

(713) 739-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS
ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 16, 2007 and November 28, 2007, Gastar Exploration USA, Inc. (“Gastar USA”); Gastar Exploration Ltd., parent of Gastar USA (the "Company"); and each of Gastar USA’s domestic subsidiaries (collectively, the “Guarantors”) entered into a purchase agreement and the First Amendment to Purchase Agreement, under which Gastar USA agreed to sell $100 million aggregate principal amount of its 12 ¾% Senior Secured Notes due 2012 (the “Notes”) to Jefferies & Company, Inc., Johnson Rice & Company L.L.C. and Pritchard Capital Partners, LLC (collectively, the “Initial Purchasers”).  The Notes were offered and sold in a private placement to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Act”). The Notes mature on December 1, 2012 and bear interest at a rate of 12 ¾% per year, payable semi-annually on June 1 and December 1 of each year, commencing on June 1, 2008.

The Notes are governed by an indenture, dated as of November 29, 2007 (the “Indenture”), between Gastar USA, Wells Fargo Bank, National Association, as trustee (“Trustee”) and collateral agent and each of the Guarantors.  The Indenture contains customary terms, events of defaults and covenants relating to, among other things, the incurrence of debt and limitations on asset sales.  On or after June 1, 2010, Gastar USA may redeem some or all of the Notes at a purchase price equal to 106.375% of the principal amount of the Notes, plus accrued and unpaid interest, if any, with such optional redemption prices decreasing to 103.188% and 100.00% of the principal amount of the Notes in 2011 and 2012, respectively.  Prior to June 1, 2010, Gastar USA may redeem up to 35% of the aggregate principal amount of the Notes with the net proceeds of certain equity offerings at 112.750% of the aggregate principal amount thereof, plus accrued and unpaid interest.  If Gastar USA experiences a change of control, the holders of the Notes may require Gastar USA to purchase for cash all or a portion of their Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any.  If Gastar USA experiences a change of control prior to December 1, 2008, Gastar USA may redeem the Notes at a purchase price equal to 112.750% of the principal amount of the Notes, plus accrued and unpaid interest thereon.  A copy of the Indenture is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

The Notes are fully and unconditionally guaranteed jointly and severally on a senior secured basis by the Guarantors and future material domestic subsidiaries of Gastar USA.  The Notes and the guarantees rank equal in right of payment with all existing and future senior indebtedness of Gastar USA and the Guarantors, and senior in right of payment to any future subordinated indebtedness of Gastar USA and the Guarantors, as applicable. The Notes are secured by a second lien on Gastar USA’s and the Guarantors' primary oil and gas assets and certain other property.  The collateral securing the Notes is subject to, and made subordinate to, the lien granted to Amegy Bank National Association under the Credit Agreement (as disclosed below), as evidenced by that certain Intercreditor Agreement dated November 29, 2007 among the Guarantors, Amegy Bank National Association, as First Priority Agent, and Wells Fargo Bank, National Association, as Second Priority Agent, (the “Intercreditor Agreement”).  A copy of the Intercreditor Agreement is filed herewith as Exhibit 4.3 and is incorporated herein by reference.

In connection with the sale of the Notes, Gastar USA and the Guarantors entered into a registration rights agreement, dated as of November 29, 2007, with the Initial Purchasers (the “Registration Rights Agreement”).  Under the Registration Rights Agreement, Gastar USA and the Guarantors have agreed to use their reasonable best efforts to register with the United States Securities and Exchange Commission (the “SEC”) a new issue of notes having substantially identical terms as the Notes as part of an offer to exchange freely tradable notes.  Gastar USA and the Guarantors also agreed to file with the SEC, within 150 days after the issue date of the Notes, a registration statement respecting the exchange offer and to use their reasonable best efforts to cause that registration statement to be declared effective within 240 days after the issue date of the Notes.  In certain circumstances, Gastar USA and the Guarantors may be required to file a shelf registration statement to cover resales of the Notes.  If Gastar USA and the Guarantors fail to satisfy these obligations, Gastar USA may be required to pay additional interest to holders of the Notes under certain circumstances.  A copy of the Registration Rights Agreement is filed herewith as Exhibit 4.2 and is incorporated herein by reference.

Concurrent with the issuance of the Notes, on November 29, 2007, Gastar USA and the Guarantors entered into a Credit Agreement with Amegy Bank National Association, as Administrative Agent and Letter of Credit Issuer, and the other lenders party thereto (the “Credit Agreement”).  The Credit Agreement provides for an aggregate revolving line of credit and letter of credit facility of up to $250 million with an initial borrowing base of $19.375 million.  Borrowings will bear interest, at Gastar USA’s election, at the prime rate or Eurodollar rate, plus in each case an applicable margin.  The applicable interest rate margin varies from -0.75% to 0% in the case of borrowings based on the prime rate and from 1.5% to 2.25% in the case of borrowings based on the Eurodollar rate, depending on the utilization level in relation to the borrowing base and, in the case of Eurodollar borrowings, ratings assigned to Gastar USA’s debt.  The Credit Agreement contains various customary covenants, including restrictions on liens, restrictions on incurring other indebtedness without lender’s consent, restrictions on dividends and other restricted payments, and maintenance of various ratios.  The Credit Facility is secured by a first priority lien on Gastar USA’s and the Guarantors’ primary oil and gas assets and certain other property and pledges of subsidiary stock.  The Credit Agreement matures on October 15, 2009.  A copy of the Credit Agreement is filed herewith as Exhibit 4.4 and is incorporated herein by reference.

The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Indenture, Intercreditor Agreement, the Registration Rights Agreement and the Credit Facility.

ITEM 1.02 TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

On November 29, 2007, the Company fully discharged all of its obligations under the Securities Purchase Agreement dated June 16, 2005, as amended, with Field Point III, Ltd., Field Point IV, Ltd., SPF CDO I, Ltd., Cyrus Opportunities Master Fund II, Ltd. and Wayzata Recovery Fund, LLC, under which the Company issued its senior secured notes due 2010 (the “Senior Secured Notes”).  The total amount repaid by the Company in satisfaction of its obligations was $78.0 million, representing the full outstanding commitment of $73.0 million under the Senior Secured Notes, a prepayment penalty equaling $3.6 million and accrued interest in the amount of $1.4 million.  The Company repaid such amounts from the net proceeds from the offering of the Notes (see disclosure elsewhere in this Current Report under “Item 1.01 - Entry Into a Material Definitive Agreement”).

SECTION 2 - FINANCIAL INFORMATION
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

The information in Item 1.01 is incorporated by reference.

SECTION 8 - OTHER EVENTS
ITEM 8.01 OTHER EVENTS

On November 29, 2007, Gastar Exploration Ltd. issued a press release entitled “Gastar Exploration Announces Closing of $100,000,000 12 ¾% Senior Secured Notes and Senior Secured Credit Facility,” which announced that its wholly owned subsidiary, Gastar Exploration USA, Inc. (“Gastar USA”) completed its previously announced private placement of $100 million of 12 ¾% senior secured notes due 2012 (the “Notes”).  The press release also announced that concurrent with the issuance of the Notes, Gastar USA also entered into a bank revolving credit facility and letter of credit facility with an initial borrowing base of $19.375 million.  This press release is attached as Exhibit 99.1 and is incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS
ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The information in Item 1.01 is incorporated by reference.

Exhibit No.	Description of Document

4.1
Indenture related to the 12 ¾% Senior Secured Notes due 2012, dated as of November 29, 2007, between Gastar Exploration USA, Inc., Gastar Exploration Ltd., Wells Fargo Bank, National Association, as Trustee and Collateral Agent and each of the other Guarantors party thereto (including the form of 12 ¾% Senior Secured Note due 2012).

4.2
Registration Rights Agreement, dated as of November 29, 2007, among Gastar Exploration USA, Inc., Gastar Exploration Ltd., each of the other Guarantors party thereto, Jefferies & Company, Inc., Johnson Rice & Company L.L.C. and Pritchard Capital Partners, LLC.

4.3
Intercreditor Agreement dated November 29, 2007 among Gastar Exploration USA, Inc., Gastar Exploration Ltd., each of the Guarantors party thereto, Amegy Bank National Association, as First Priority Agent, and Wells Fargo National Association, as Second Priority Agent.

4.4	Credit Agreement, dated November 29, 2007, among Gastar Exploration USA, Inc., the Guarantors party thereto and Amegy Bank National Association as Administrative Agent and Letter of Credit Issuer.

99.1	Press release dated November 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GASTAR EXPLORATION LTD.

Date: December 4, 2007	/s/ J. RUSSELL PORTER
J. Russell Porter
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

4.1
Indenture related to the 12 ¾% Senior Secured Notes due 2012, dated as of November 29, 2007, between Gastar Exploration USA, Inc., Gastar Exploration Ltd., Wells Fargo Bank, National Association, as Trustee and Collateral Agent and each of the other Guarantors party thereto (including the form of 12 ¾% Senior Secured Note due 2012).

4.2
Registration Rights Agreement, dated as of November 29, 2007, among Gastar Exploration USA, Inc., Gastar Exploration Ltd., each of the other Guarantors party thereto, Jefferies & Company, Inc., Johnson Rice & Company L.L.C. and Pritchard Capital Partners, LLC.

4.3
Intercreditor Agreement dated November 29, 2007 among Gastar Exploration USA, Inc., Gastar Exploration Ltd., each of the Guarantors party thereto, Amegy Bank National Association, as First Priority Agent, and Wells Fargo National Association, as Second Priority Agent.

4.4	Credit Agreement, dated November 29, 2007, among Gastar Exploration USA, Inc., the Guarantors party thereto and Amegy Bank National Association as Administrative Agent and Letter of Credit Issuer.

99.1	Press release dated November 29, 2007.